SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2009

TRANS WORLD ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-14818	14-1541629

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	identification No.)

38 Corporate Circle, Albany, New York		12203

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (518) 452-1242

None

(Former name or former address, if changed since last report.)

ITEM 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2009, Trans World Entertainment Corporation (the “Company”) announced that Bryant Riley has been appointed to the Company’s Board of Directors, replacing Martin Hanaka, who retired from the Board as of the same date. Mr. Hanaka had been serving as the Chairman of the Compensation Committee and was a member of the Audit and Nominating Committees.

Mr. Riley is currently the Managing Member and founder of Riley Investment Management LLC and founder and Chairman of B. Riley & Co., LLC, a Southern California-based brokerage and investment banking firm providing research and trading ideas primarily to institutional investors since 1997. Riley Investment Management LLC is an investment adviser, which provides investment management services, and is the general partner of Riley Investment Partners Master Fund, L.P. Mr. Riley is also a director of Aldila, Inc., Alliance Semiconductor Corporation, DDi Corp., and lcc International, Transmeta, and Silicon Storage.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)  EXHIBITS. The following are furnished as Exhibits to this Report:

Exhibit
No.	Description

99.1	Trans World Entertainment Corporation Press Release dated January 12, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANS WORLD ENTERTAINMENT CORPORATION

Date: January 13, 2009	/s/ John J. Sullivan
John J. Sullivan
Executive Vice President-Finance, Chief
Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Trans World Entertainment Corporation Press Release dated January 12, 2009.